EXHIBIT 10.1

US LEC CORP.

$150,000,000

Second Priority Senior Secured Floating Rate Notes due 2009

PURCHASE AGREEMENT

September 23, 2004

DEUTSCHE BANK SECURITIES INC.

LIBERTAS PARTNERS, LLC

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

US LEC Corp., a Delaware corporation (the “Company”), hereby confirms its agreement with you (the “Initial Purchasers”), as set forth below.

Section 1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to each Initial Purchaser, severally and not jointly, the aggregate principal amount of Notes (as defined below) set forth in Schedule A opposite the name of such Initial Purchaser. The Second Priority Senior Secured Floating Rate Notes due 2009 (the “Notes”) are to be issued under an indenture (the “Indenture”) to be dated as of September 30, 2004 by and between the Company, the guarantors listed on Schedule 1 (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”), and will be guaranteed on a second priority senior secured basis by each of the Guarantors (the “Guarantees”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has prepared and delivered a preliminary offering memorandum dated September 10, 2004, including any amendments, supplements, exhibits and documents incorporated by reference therein (the “Preliminary Memorandum”) and will prepare and deliver a final offering memorandum dated September 23, 2004, including any amendments, supplements, exhibits and documents incorporated by reference therein (the “Final Memorandum”; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a “Memorandum”) setting forth or including, among other things, a description of the terms of the Securities and the collateral securing the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

Concurrently with the issuance of the Securities, the Company will pay in full all amounts outstanding (including all accrued and deferred interest) under the Third Amended and Restated Loan and Security Agreement dated as of December 31, 2002 (as amended from time to time) among the Company, as borrower, the guarantors party thereto from time to time, General Electric Capital Corporation, as administrative agent (the “Administrative Agent”) and the lenders (the “Lenders”) party thereto from time to time (the “Credit Agreement”), and all indebtedness evidenced by the Company’s 11% senior subordinated notes (the “Existing Subordinated Notes”).

The Securities will be secured on a second priority basis by liens on substantially all assets of the Company and the Guarantors as described in the Final Memorandum (the “Collateral”), and documented by the Collateral Documents (as defined in the Indenture).

The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Notes, the Guarantees or the Exchange Notes and the related guarantees thereof (as defined in the Registration Rights Agreement) under the Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in a Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference into such Memorandum; and all references in this Agreement to amendments or supplements to a Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) that is incorporated by reference in such Memorandum.

Section 2. Representations and Warranties. The Company and each of the Guarantors jointly and severally represent and warrant to and agree with the Initial Purchasers on and as of the date hereof and the Closing Date, as follows:

(a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by any Initial Purchaser expressly for use in the Preliminary Memorandum or the Final Memorandum.

(b) The documents of the Company incorporated or deemed to be incorporated by reference in the Final Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Final Memorandum, at the date of the Final Memorandum and at the Closing Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company are listed in Schedule 2 (each, a “Subsidiary” and together, the “Subsidiaries”); all of the outstanding shares of capital stock or membership interests, as applicable, of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock or membership interests, as applicable, of each of the Subsidiaries will be free and clear of all liens, encumbrances, claims or restrictions on transferability (other than (i) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions, (ii) as set forth in the Final Memorandum, (iii) liens, charges, encumbrances or restrictions existing under the Credit Agreement and being released or terminated as of the Closing Date or substantially concurrent therewith or (iv) as would be permitted by the Indenture) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity with a fair market value in excess of $100,000.

(d) The Company and each of the Subsidiaries is duly incorporated, formed or organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has corporate or other organizational power and authority to own or lease its properties and conduct its business as now conducted and as described, on a consolidated basis, in the Final Memorandum; the Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation or entity and is in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(e) The Company has the corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(f) Each of the Guarantors has the corporate power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees, when issued, will be in the form contemplated by the Indenture. The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Guarantors and, when issued and executed by each of the Guarantors and upon authentication of the Notes by the Trustee in accordance with the provisions of the Indenture and, in the case of the Guarantees, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(g) The Company and each of the Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly and validly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(h) The Company and each of the Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i) The Company and each of the Guarantors has the corporate power and authority to execute, deliver and perform its obligations under each Collateral Document. Each Collateral Document has been duly and validly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the other party or parties thereto), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(j) The Company and each of the Guarantors has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and each of the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Company and the Guarantors. This Agreement has been duly executed and delivered by the Company and each of the Guarantors.

(k) Except as otherwise disclosed in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and delivery by the Company or any of the Guarantors of the Securities to the Initial Purchasers or the consummation by the Company and each of the Guarantors of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state regulatory, state securities or “Blue Sky” laws or regulations in connection with the purchase and resale of the Securities by the Initial Purchasers. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) The execution, delivery and performance by the Company and the Guarantors of this Agreement, the Indenture, the Registration Rights Agreement and the Collateral Documents and the consummation by the Company and each of the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Company or any of the Subsidiaries, under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation (including without limitation the regulations of the Federal Communications Commission (the “FCC”)) applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) The audited consolidated financial statements and unaudited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and applied on a consistent basis, except as otherwise stated therein. The summary and selected financial data in the Final Memorandum present fairly in all material respects the information set forth therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Deloitte & Touche LLP (the “Independent Accountants”) has represented to the Company that it is an independent registered public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(n) Any pro forma financial information included in the Final Memorandum has been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(o) Except as otherwise disclosed in the Final Memorandum, there is not pending or, to the knowledge of the Company and each of the Guarantors, threatened any action, suit, proceeding, or inquiry to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the performance of this Agreement, the Indenture, the Registration Rights Agreements or any Collateral Document or the consummation of the other transactions described hereby, thereby or in the Final Memorandum.

(p) The Company and each of the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral), which liabilities, obligations, transactions or contracts would, individually or in the aggregate, have a Material Adverse Effect, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company and the payment and accrual of dividends in kind on the Company’s Series A Convertible Preferred Stock) and (iii) there has been no change in the membership interests, authorized capital stock or long-term indebtedness of the Company or the Subsidiaries except for any principal payments under the Credit Agreement.

(r) The Company and each of the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

(s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

(t) The Company and each of the Subsidiaries has good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it (including, without limitation, all property in which a security interest is to be granted pursuant to the Collateral Documents) free and clear of all liens, charges, encumbrances or restrictions, except (i) as described in the Final Memorandum, (ii) for liens, charges, encumbrances or restrictions existing under the Credit Agreement and being released or terminated as of the Closing Date or substantially concurrent therewith), and (iii) as would be permitted by the Indenture. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary to conduct the businesses as now conducted as described in the Final Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(u) The Collateral Documents, when executed and delivered in connection with the issuance of the Notes and the Guarantees, will create, in favor of the Trustee for the benefit of the Secured Parties (as defined in the applicable Collateral Document), valid and enforceable security interests in the personal property in which a security interest is to be granted under the Collateral Documents, and upon the filing of appropriate Uniform Commercial Code financing statements in accordance with applicable law and the taking of the other actions described in the Collateral Documents, the security interests in personal property will be perfected insofar as they may be perfected by filing under the Uniform Commercial Code and the taking of the other actions described in the Collateral Documents superior to and prior to the liens of all third persons other than the holders of Permitted Liens as defined in and permitted by the Collateral Documents.

(v) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

(w) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) the Company and each of the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) the Company and each of the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable

Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(x) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(y) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the business in which they are engaged as such business is currently constituted; all policies of insurance and fidelity or surety bonds insuring the Company and the Subsidiaries and their business, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and, except as otherwise disclosed in the Final Memorandum, there are no material claims by any of the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or the Subsidiaries has reason to believe that it will not be able to obtain insurance coverage as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(z) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(aa) The Company and each of the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s authorization and (D) the amounts recorded for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) None of the Company or the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and application of the proceeds therefrom as described in the Final Memorandum under the heading “Use of Proceeds” will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(cc) The Notes, the Indenture, the Registration Rights Agreement, the Guarantees and each Collateral Document will conform in all material respects to the descriptions thereof in the Final Memorandum. The statements in the Final Memorandum under the headings “Capitalization,” “Description of the Notes” and “Exchange Offer; Registration Rights” are true and correct in all material respects and, to the extent such statements describe law, statutes, legal proceedings or provisions of agreements, such statements accurately describe in all material respects such law, statutes, legal proceedings and the material provisions of such agreements.

(dd) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(ee) Immediately after the consummation of the transactions contemplated by this Agreement and the Indenture, the fair value and present fair saleable value of the assets of the Company and each of the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities (excluding the Company’s Series A Convertible Preferred Stock) and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

(ff) Neither the Company nor any of the Subsidiaries has directly, or through any authorized agent, (i) sold, offered for sale or solicited offers to buy any “security” (as defined in the Act) that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Act or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement). Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(gg) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.

(hh) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(ii) None of the Company, the Subsidiaries, or, to the Company’s knowledge, any of the Company’s affiliates (as such term is defined in Rule 144 under the Securities Act), or any person authorized to act on behalf of the Company or any Subsidiary (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the Subsidiaries, or, to the Company’s knowledge, its affiliates, and any person authorized to act on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions set forth in Regulation S.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.

Section 3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase, severally and not jointly, the $150,000,000 principal amount at maturity of Notes in the respective amounts set forth on Schedule 3 hereto from the Company at 97.00% of their principal amount at maturity (representing a 2.50% discount to the Initial Purchasers and an offering price of 99.50%). One or more certificates in definitive form for the Notes and the Guarantees that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Delivery of the Securities shall be made through the facilities of The Depository Trust Company, or its designated custodian, unless the Initial Purchasers shall otherwise instruct. Payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on September 30, 2004, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. (“DBSI”) in New York, New York, or at such other place as DBSI may designate, at least 24 hours prior to the Closing Date.

Section 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5. Covenants of the Company and Guarantors. The Company and the Guarantors jointly and severally covenant and agree with the Initial Purchasers as follows:

(a) The Company shall not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company shall promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b) The Company and the Guarantors shall cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of the jurisdictions that the Initial Purchasers may designate and shall continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final

Memorandum to comply with applicable law, the Company and the Guarantors shall promptly notify the Initial Purchasers thereof and shall prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

(d) The Company shall, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e) The Company shall apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Final Memorandum.

(f) The Company shall cause the Securities to be secured by perfected second priority liens (except as provided in the Indenture and the Collateral Documents) on the Collateral to the extent and in the manner provided for in the Indenture and the Collateral Documents and as described in the Final Memorandum.

(g) For so long as any of the Securities remain outstanding, the Company and the Guarantors shall furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company or any Guarantor to all the holders of the Securities.

(h) Prior to the Closing Date, the Company shall furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any quarterly period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

(i) The Company shall not, and shall use commercially reasonable efforts to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(j) The Company shall not, and shall not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(k) For so long as any of the Securities remain outstanding, the Company and the Guarantors shall make available at their expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the 1934 Act.

(l) The Company shall use its best efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD’s Portal Market (the “Portal Market”) and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) the Company shall not register any transfer of such Securities not made in accordance with the provisions of Regulation S and shall not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

(n) The Company shall not, and shall use its commercially reasonable efforts to cause its affiliates not to, engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

(o) The Company will not, and will use its commercially reasonable efforts to cause its affiliates not to resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(p) The Company shall use its best efforts to promptly obtain any FCC or state regulatory approvals necessary to enforce the guarantee of, or permit the grant of any security interest in the assets of, one or more Guarantors to the extent that such approvals have not been obtained on the Closing Date.

Section 6. Expenses. The Company and each of the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including, without limitation, all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the reasonable fees and disbursements of the counsel (including local counsel), the accountants and any other experts or advisors retained by the Company or the Guarantors, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including reasonable fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Securities, (x) all reasonable fees and expenses of local counsel, if any, retained by the Company pursuant to the Collateral Documents, (xi) all costs and expenses associated with any appraisals of any property of the Company or any Guarantor, (xii) all costs associated with the perfection and maintenance of the security interests to be obtained under the Indenture and the Collateral Documents and (xiii) the reasonable fees and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Initial Purchasers. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because of any failure, refusal or inability on the part of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Guarantors agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

Section 7. Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Moore & Van Allen PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers and substantially in the form of Exhibit B annexed hereto.

(b) The Initial Purchasers shall have received the opinion of Swidler Berlin Shereff Friedman LLP, in form and substance satisfactory to the Initial Purchasers and substantially in the form of Exhibit C annexed hereto, dated as of the Closing Date and addressed to the Initial Purchasers, with respect to regulatory and related legal matters as the Initial Purchasers may require.

(c) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(d) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

(e) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s and the Guarantors’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(f) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(h) The Initial Purchasers shall have received a certificate from the Company, dated the Closing Date, signed on behalf of the Company by the Company’s Chief Executive Officer and President or any Executive Vice President and the Chief Financial Officer, to the effect that

(i) the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

(iii) the sale of the Securities hereunder has not been enjoined (temporarily or permanently); and

(iv) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(i) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

(j) The Initial Purchasers shall have received each of the Collateral Documents executed by the Company and each other party thereto (each a “Relevant Collateral

Party”), and each such document shall be in full force and effect. The Initial Purchasers shall have received a perfection certificate, substantially in the form of Exhibit D hereto, duly completed and executed by the Company and the Guarantors.

(k) In accordance with the terms of the Indenture, the Initial Purchasers and the Trustee shall have received each of the following documents, which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to the Pledged Collateral, as appropriate:

(i) policies or certificates of insurance as required by each Collateral Document, which policies or certificates shall bear endorsements of the character required by such Collateral Document;

(ii) UCC, judgment and tax lien searches confirming that the personal property comprising a part of the Collateral is subject to no liens other than Permitted Liens;

(iii) stock or member certificates representing Collateral with duly executed stock powers or other instruments of transfer;

(iv) each other document or instrument required to be delivered pursuant to the Collateral Documents;

(v) a certificate of the Company and the Guarantors, dated the Closing Date, signed on behalf of the Company and the Guarantors by the Company’s Chief Executive Officer and President or any Executive Vice President and the Chief Financial Officer, to the effect that: the Company and the Guarantors have performed all covenants and agreements described in this Section 7(k) and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder.

(l) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(m) The Securities shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(n) The Initial Purchasers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of the Subsidiaries in their respective jurisdiction of organization and their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(o) Concurrently with the sale of the Securities by the Company and the Guarantors, the Company shall have terminated all obligations and commitments under the Credit Agreement. The Initial Purchasers shall have received all other documents and agreements entered into and received thereunder in connection with the termination of the Credit Agreement, including termination of any liens or security interests in favor of the lenders thereunder.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and the Subsidiaries shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8. Offering of Securities; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants to the Company (as to itself only) that (i) it has not solicited and shall not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has solicited and shall solicit offers for the Securities only from, and shall offer the Securities only to (A) in the case of offers inside the United States, persons whom such Initial Purchaser reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such non-U.S. persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

(b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9. Indemnification and Contribution. (a) The Company and each Guarantor agrees to, jointly and severally, indemnify and hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the 1934 Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i) any untrue statement or alleged untrue statement made by the Company or any Guarantor in Section 2 hereof;

(ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

(iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and shall reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by any Initial Purchaser through DBSI specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Initial Purchasers in Section 8 hereof, (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (iii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by any Initial Purchaser through DBSI, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company and the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company.

Section 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and the Guarantors, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11. Termination. (a) This Agreement may be terminated in the sole discretion of DBSI by notice to the Company given prior to the Closing Date in the event that the Company and the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of DBSI, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of DBSI, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in securities of the Company generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of DBSI, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

(v) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the third and fourth sentences of the fifth paragraph under the heading “Private Placement” in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

Section 13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to the Initial Purchasers, in care of DBSI, 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at US LEC Corp., 6801 Morrison Boulevard, Charlotte, North Carolina 28211, Attention: Michael Shor, with a copy to Moore & Van Allen PLLC, 100 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202, Attention: Barney Stewart III, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the 1934 Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

Section 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Guarantors and the Initial Purchasers.

Very truly yours,

US LEC CORP.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF NORTH CAROLINA INC.
US LEC OF GEORGIA, INC.
US LEC OF TENNESSEE INC.
US LEC OF FLORIDA INC.
US LEC OF SOUTH CAROLINA INC.
US LEC OF ALABAMA INC.
US LEC OF MARYLAND INC.
US LEC OF PENNSYLVANIA INC.
US LEC COMMUNICATIONS INC.
US LEC OF VIRGINIA L.L.C.
US LEC ACQUISITION CO.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	Executive Vice President-Finance and Chief Financial Officer

Signature Page to Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ DAVID PEARSON
Name:	David Pearson
Title:	Managing Director

By:	/s/ PAUL VASILOPOULAS
Name:	Paul Vasilopoulas
Title:	Director

Signature Page to Purchase Agreement

LIBERTAS PARTNERS, LLC

By:	/s/ GARY KATCHER
Name:	Gary Katcher
Title:	Managing Director

Signature Page to Purchase Agreement

SCHEDULE 1

Guarantors of the Company

Name	Jurisdiction of Organization
US LEC OF NORTH CAROLINA INC.	North Carolina
US LEC OF GEORGIA INC.	Delaware
US LEC OF TENNESSEE INC.	Delaware
US LEC OF FLORIDA INC.	North Carolina
US LEC OF SOUTH CAROLINA INC.	North Carolina
US LEC OF ALABAMA INC.	North Carolina
US LEC OF MARYLAND INC.	North Carolina
US LEC OF PENNSYLVANIA INC.	North Carolina
US LEC COMMUNICATIONS INC.	North Carolina
US LEC OF VIRGINIA L.L.C.	Delaware
US LEC ACQUISITION CO.	North Carolina

SCHEDULE 2

Subsidiaries of the Company

Name	Jurisdiction of Organization
US LEC OF NORTH CAROLINA INC.	North Carolina
US LEC OF GEORGIA INC.	Delaware
US LEC OF TENNESSEE INC.	Delaware
US LEC OF FLORIDA INC.	North Carolina
US LEC OF SOUTH CAROLINA INC.	North Carolina
US LEC OF ALABAMA INC.	North Carolina
US LEC OF MARYLAND INC.	North Carolina
US LEC OF PENNSYLVANIA INC.	North Carolina
US LEC COMMUNICATIONS INC.	North Carolina
US LEC OF VIRGINIA L.L.C.	Delaware
US LEC ACQUISITION CO.	North Carolina

SCHEDULE 3

Name of Initial Purchaser	Principal Amount at Maturity of Securities
Deutsche Bank Securities Inc.	$105,000,000
Libertas Partners, LLC	$45,000,000

Total	$150,000,000